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                                                                     EXHIBIT 1.3

Feltl & Company
225 South Sixth Street
Suite 4200
Minneapolis, MN  55402

Re:   Peoples Educational Holdings, Inc.

Ladies and Gentlemen:

The undersigned, an owner of record or beneficially of common stock, $0.02 par value per share (the "Common Stock"), of Peoples Educational Holdings, Inc. (the "Company") or securities convertible into or exchangeable or exercisable for Common Stock, understands and acknowledges that the Company has filed with the Securities and Exchange Commission a Registration Statement (the "Registration Statement") for the offer and sale of shares of Common Stock to the public, including shares subject to the over-allotment option described in the Registration Statement (collectively, the "Shares"). The undersigned recognizes that the public offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned further understands that the Company, as issuer, and Feltl and Company, as the underwriter (the "Underwriter") to be named in that certain proposed underwriting agreement expected to be entered into in connection with the public offering of the Shares (the "Underwriting Agreement") will be relying upon the representations and agreements of the undersigned contained in this letter in carrying out the public offering and in entering into the Underwriting Agreement.

In order to induce the Underwriter to proceed with the public offering, the undersigned agrees, for the benefit of the Company and the Underwriter, that should such public offering be effectuated, the undersigned will not, without the prior written consent of the Underwriter (which consent may be withheld in its sole discretion), during the 180 day period commencing on the effective date of the Registration Statement ("Effective Date"), directly or indirectly:

         (i) Sell, offer to sell, contract to sell, pledge, hypothecate, grant any option to purchase, transfer or otherwise dispose of, grant any rights with respect to, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the "Commission") in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of
                  Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, or be the subject of any hedging, short sale, derivative or other transaction that is designed to, or reasonably expected to lead to, or result in, the effective economic disposition of, any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, "Securities") now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires record or beneficial ownership over;

         (ii) Enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or

         (iii)    Otherwise effect any disposition of any Securities.

except pursuant to will or the laws of descent and distribution, in which case the Securities will be subject to the same restriction on transferability, or by gift pursuant to which each donee agrees in writing to be bound by the same restriction on transferability.

The undersigned hereby agrees to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Securities except in compliance with this Agreement.

This Agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.


Dated:               , 2005              Very truly yours,



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